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11. Statement re computation of per share earnings

                                                              First quarter       First quarter
                                                                  ended                ended
                                                            December 31, 1997    December 31, 1996
                                                            -----------------    -----------------
Net income (loss) in thousands                                  $    1,096          $      (838)
                                                                ==========          ===========

Shares outstanding at beginning of period                        7,664,253            7,450,878

Net issuance of shares under stock award
  plans, weighted average                                            2,974               21,698
                                                                ----------          ----------

Weighted average shares outstanding - basic earnings
per share calculation                                            7,667,227            7,472,576

Effect of dilutive securities:
Assumed exercise of stock options,
  weighted average of incremental shares                           294,649                   --

Assumed purchase of stock under stock
  purchase plan, weighted average                                   32,706                   --
                                                                ----------          ----------

Average shares and common share
  equivalents - diluted earnings per share calculation
                                                                 7,994,582            7,472,576
                                                                ==========          ===========

Basic earning (loss) per share                                  $      .14          $      (.11)
                                                                ==========          ===========

Diluted earnings (loss) per share                               $      .14          $      (.11)
                                                                ==========          ===========